SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2001

IMP, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-15858	94-2722142
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2830 North First Street
San Jose, California 95134
(Address of Principal Executive Offices)

(408) 432-9100
(Registrant’s telephone number, including area code)

Item 1. Change in Control of Registrant.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 1. Change in Control of Registrant.

     On November 30, 2001, IMP, Inc., a Delaware corporation (“IMP”), completed the sale and issuance of an aggregate of 5,482,284 shares of IMP’s common stock to Subba Mok LLC, a Delaware limited liability company (“Subba Mok”), Manohar Malwa, Au Wah and Lee Shiu Hon for an aggregate purchase price of $6.0 million pursuant to a Stock Purchase Agreement dated as of September 28, 2001 (the “Stock Purchase Agreement”). Subba Mok’s members include Subba Rao Pinamaneni, IMP’s Chairman of the Board, Sugriva Reddy, IMP’s former Chief Executive Officer, John Chu, IMP’s Vice President and General Manager—Standard Products, Moiz Khambaty, IMP’s Vice President—Technology, Tarsaim Batra—IMP’s Chief Operating Officer and Vice President—Manufacturing, K.Y. Mok and Dilip Kumor V. Lakhi. A copy of the Stock Purchase Agreement is attached as Exhibit 99.1 hereto and incorporated by reference herein. The foregoing description of certain terms of the Stock Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement.

     In connection with the closing of the transactions contemplated by the Stock Purchase Agreement, IMP, IMP’s previous majority stockholder, Teamasia Mauritius, and one of its affiliates (together, “Teamasia”) amended certain terms of the outstanding $3.5 million principal amount of convertible debentures (as amended and restated, the “Debenture”) held by Teamasia, which otherwise would have become due and payable in May and June 2001, as follows: (1) the maturity date was extended for one year; (2) interest will accrue at the prime rate and be payable on the maturity date; and (3) the conversion rate was reduced from $8.75 to $3.45, the closing price of IMP’s common stock on May 10, 2001 (after giving effect to the 1-for-5 reserve stock split effective on September 26, 2001). In addition, IMP issued to Teamasia a warrant to purchase 319,800 shares of common stock at an exercise price of $1.10 per share (the “Warrant”). Teamasia will continue to be entitled to nominate one director for election to IMP’s Board of Directors for so long as it continues to own at least five percent of IMP’s outstanding stock. A copy of the Debenture is attached as Exhibit 99.2 hereto and incorporated by reference herein. Copies of the Warrant and the corresponding warrant agreement are attached as Exhibit 99.3 hereto and incorporated by reference herein. The foregoing descriptions of certain terms of the Debenture and of the Warrant are not complete and are qualified in their entirety by reference to the full text of the Debenture and the Warrant, respectively.

     As a result of the transactions described above, Subba Mok owns approximately 72% of IMP’s outstanding common stock. These transactions constitute a change in control of IMP. IMP issued a press release announcing the transactions on May 15, 2001. A copy of the press release was attached as Exhibit 99.3 to the Current Report on Form 8-K filed by IMP on May 15, 2001 and incorporated by reference therein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

     The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Stock Purchase Agreement, dated as of September 28, 2001, by and among IMP, Inc., a Delaware corporation, Subba Mok LLC, a Delaware limited liability company, Manohar Malwa, Au Wah and Lee Shiu Hon.
99.2	Amended and Restated Convertible Debenture Due September 28, 2002.
99.3	Warrant to Purchase Shares of Common Stock dated as of September 28, 2001.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2001	IMP, INC.

	By:	/s/ Subba Rao Pinamaneni

	Name:	Subba Rao Pinamaneni
	Title:	Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit	Description

99.1	Stock Purchase Agreement, dated as of September 28, 2001, by and among IMP, Inc., a Delaware corporation, Subba Mok LLC, a Delaware limited liability company, Manohar Malwa, Au Wah and Lee Shiu Hon.
99.2	Amended and Restated Convertible Debenture Due September 28, 2002.
99.3	Warrant to Purchase Shares of Common Stock dated as of September 28, 2001.